Exhibit 99

VF Corporation Reports Solid Top-Line Performance in First Quarter and Revises Full Year Fiscal 2023 Outlook Due to Currency Impact

DENVER--(BUSINESS WIRE)--July 28, 2022--VF Corporation (NYSE: VFC) today announced financial results for its first quarter (Q1'FY23) ended July 2, 2022.

Q1'FY23 Financial Highlights

  Revenue $2.3 billion, up 3% (up 7% in constant dollars) with big four brands up 2% (up 6% in constant dollars) and the balance of the portfolio up 9% (up 16% in constant dollars)
    The North Face® revenue $0.5 billion, up 31% (up 37% in constant dollars)
    Vans® revenue $0.9 billion, down 7% (down 4% in constant dollars)
  Gross margin 53.9%, down 260 basis points; Adjusted gross margin 54.1%, down 260 basis points
  Operating margin 2.8%, down 640 basis points; Adjusted operating margin 3.4%, down 340 basis points
  Earnings (loss) per share (EPS) $(0.14), down 137%; Adjusted EPS $0.09, down 68%
  Return of $194 million to shareholders through cash dividends

FY23 Financial Outlook

  VF is maintaining its currency adjusted FY23 outlook while revising its earnings outlook on a reported dollar basis to reflect ongoing negative impacts from foreign currency fluctuations; we now expect adjusted EPS of $3.05 to $3.15, implying 4% to 7% growth versus the prior year on a constant dollar basis
  Total VF revenue up at least 7% in constant dollars, unchanged from the previous outlook
  Adjusted gross margin up slightly versus previous outlook of up approximately 50 basis points
  Adjusted operating margin approximately 13.2% versus previous outlook of approximately 13.6%
  Adjusted cash flow from operations approximately $1.2 billion; Capital expenditures approximately $250 million, both unchanged versus previous outlook
    Excludes the impact of a payment VF anticipates making in FY23 of approximately $857 million plus additional accrued interest relating to an assessment from the Internal Revenue Service (IRS) for the dispute regarding the timing of income inclusion associated with VF's acquisition of Timberland in 2011, as previously disclosed
  VF's FY23 outlook assumes the following:
    No additional significant COVID-19 related lockdowns in any key commercial or production regions
    No significant worsening in global inflation rates and consumer sentiment

Steve Rendle, Chairman, President and CEO of VF said:

“We delivered solid top-line results in Q1, ahead of our initial expectations, led by strong consumer engagement with our outdoor, streetwear and active brands amidst a softer consumer environment and inflationary pressures. Importantly, we are maintaining our operating outlook for FY23, a testament to the resiliency of our purpose-built family of brands.

I remain impressed by our teams, whose passion, perseverance and execution continue to drive our success.

While uncertainty persists across geographies and marketplaces from ongoing macro-economic headwinds, we are focused on the things that we can control and will continue our strategic investments to ensure long-term, sustainable and profitable growth.”

Summary Revenue Information
(Unaudited)
	Three Months Ended June
(Dollars in millions)	2022	2021	% Change	% Change (constant currency)
Brand:
Vans®	$946.8	$1,019.9	(7)%	(4)%
The North Face®	481.1	366.2	31%	37%
Timberland®	269.5	249.4	8%	14%
Dickies®	170.4	199.3	(15)%	(13)%
Other Brands	393.9	359.8	9%	16%
VF Revenue	$2,261.6	$2,194.6	3%	7%

Region:
Americas	$1,385.1	$1,301.9	6%	7%
EMEA	594.6	540.0	10%	24%
APAC	281.9	352.7	(20)%	(15)%
VF Revenue	$2,261.6	$2,194.6	3%	7%
International	$992.0	$998.0	(1)%	9%

Channel:
DTC	$999.1	$1,073.7	(7)%	(3)%
Wholesale (a)	1,262.5	1,120.9	13%	18%
VF Revenue	$2,261.6	$2,194.6	3%	7%

All references to the three months ended June 2022 relate to the 13-week fiscal period ended July 2, 2022 and all references to the three months ended June 2021 relate to the 13-week fiscal period ended July 3, 2021.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.

All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading below “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions and Pension Settlement Charge.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

First Quarter Fiscal 2023 Income Statement Review

  Revenue increased 3% (up 7% in constant dollars) to $2.3 billion driven by increases in the EMEA and Americas regions partially offset by a decline in the APAC region primarily due to COVID lockdowns in China.
  Gross margin decreased 260 basis points to 53.9%, primarily driven by mix and higher freight costs partially offset by price increases. On an adjusted basis, gross margin decreased 260 basis points to 54.1%.
  Operating income on a reported basis was $63.4 million. On an adjusted basis, operating income decreased 48% (down 40% in constant dollars) to $77.5 million. Operating margin on a reported basis was 2.8%. Adjusted operating margin decreased 340 basis points to 3.4%.
  Earnings (loss) per share was $(0.14) on a reported basis. On an adjusted basis, earnings per share decreased 68% (down 59% in constant dollars) to $0.09.

COVID-19 Outbreak Update

To help mitigate the spread of COVID-19 and in response to public health advisories and governmental actions and regulations, VF has modified its business practices, including the temporary closing of offices and retail stores, instituting travel bans and restrictions and implementing health and safety measures including social distancing and quarantines.

The majority of VF's supply chain is currently operational. Raw material suppliers in China are currently operational, though the 8-week lockdown in China during VF's first quarter has resulted in logistics challenges which are contributing to ongoing product delays. Suppliers are complying with local public health advisories and governmental restrictions. Most final product manufacturing and assembly suppliers are largely back to normal operating levels. VF is working with its suppliers to minimize disruption and is employing expedited freight strategically as needed. VF's distribution centers are operational in accordance with local government guidelines while maintaining enhanced health and safety protocols.

In North America, no stores were closed during the first quarter. Currently, all stores are open.

In the EMEA region, no stores were closed during the first quarter due to COVID-19. Currently, all stores are open.

In the APAC region, including Mainland China, 12% of stores (including partners) were closed at the beginning of the first quarter with a peak of 23% of stores closed and an average of 14% of stores closed throughout the quarter. No stores were closed at the end of the first quarter and all stores are currently open.

VF is continuing to monitor the COVID-19 outbreak globally and will comply with guidance from government entities and public health authorities to prioritize the health and well-being of its employees, customers, trade partners and consumers. As COVID-19 uncertainty continues, VF expects ongoing disruption to its business operations.

Balance Sheet Highlights

Inventories were up 92% compared with the same period last year, driven by an increase of in-transit inventory of approximately $550 million as VF modified terms with the majority of its suppliers to take ownership of inventory near point of shipment rather than destination. Accounts payable also increased 91%, which was largely driven by the increase of in-transit inventory. VF returned approximately $194 million of cash to shareholders through dividends during the quarter.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.50 per share, payable on September 20, 2022, to shareholders of record on September 12, 2022. Subject to approval by its Board of Directors, VF intends to continue to pay its regularly scheduled cash dividend.

Webcast Information

VF will host its first quarter fiscal 2023 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on first quarter fiscal 2023 results will be available at ir.vfc.com today before the conference call and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On June 28, 2021, VF completed the sale of its Occupational Workwear business. The Occupational Workwear business was comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also included a license for certain Dickies® occupational workwear products that were historically sold through the business-to-business channel. Accordingly, the company has reported the operating results and cash flows of the business in discontinued operations for all periods, through the date of sale.

Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions and Pension Settlement Charge

The adjusted amounts in this release exclude transaction and deal related activities associated with the acquisition of the Supreme® brand. Total transaction and deal related activities include integration costs of approximately $0.3 million in the first quarter of fiscal 2023.

The adjusted amounts in this release exclude costs related to VF's business model transformation and a transformation initiative for our Asia-Pacific regional operations. Total costs were approximately $14 million in the first quarter of fiscal 2023.

The adjusted amounts in this release exclude a noncash pension settlement charge. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company. Total expense was approximately $92 million in the first quarter of fiscal 2023.

Combined, the above items negatively impacted earnings per share by $0.23 during the first quarter of fiscal 2023. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign currency and other strategic initiatives. Additionally, the impact of the anticipated payment of taxes and interest related to the dispute with the IRS regarding the Timberland acquisition in 2011 has been excluded from fiscal 2023 adjusted cash flow from operations.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to transform its model to be more consumer-minded, retail-centric and hyper-digital; retail industry changes and challenges; VF’s ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data or information security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to recruit, develop or retain qualified employees; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions and integrate acquisitions; business resiliency in response to natural or man-made economic, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflict in Ukraine; changes to laws and regulations; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on environmental, social and governance issues; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June
	2022	2021
Net revenues	$2,261,595	$2,194,557
Costs and operating expenses
Cost of goods sold	1,042,982	955,551
Selling, general and administrative expenses	1,155,251	1,036,122
Total costs and operating expenses	2,198,233	1,991,673
Operating income	63,362	202,884
Interest, net	(31,262)	(32,775)
Other income (expense), net	(94,714)	9,041
Income (loss) from continuing operations before income taxes	(62,614)	179,150
Income tax expense (benefit)	(6,654)	25,178
Income (loss) from continuing operations	(55,960)	153,972
Income from discontinued operations, net of tax	—	170,273
Net income (loss)	$(55,960)	$324,245
Earnings (loss) per common share - basic (a)
Continuing operations	$(0.14)	$0.39
Discontinued operations	—	0.44
Total earnings (loss) per common share - basic	$(0.14)	$0.83
Earnings (loss) per common share - diluted (a)
Continuing operations	$(0.14)	$0.39
Discontinued operations	—	0.43
Total earnings (loss) per common share - diluted	$(0.14)	$0.82
Weighted average shares outstanding
Basic	387,563	391,351
Diluted	388,396	394,128
Cash dividends per common share	$0.50	$0.49

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the periods ended June 2022 and June 2021 relate to the 13-week fiscal period ended July 2, 2022 and the 13-week fiscal period ended July 3, 2021, respectively. References to March 2022 relate to information as of April 2, 2022.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June	March	June
	2022	2022	2021
ASSETS
Current assets
Cash and equivalents	$528,029	$1,275,943	$1,274,926
Accounts receivable, net	1,249,713	1,467,842	1,138,811
Inventories	2,341,395	1,418,673	1,216,818
Short-term investments	—	—	598,806
Other current assets	492,569	425,622	334,777
Total current assets	4,611,706	4,588,080	4,564,138
Property, plant and equipment, net	1,007,853	1,041,777	1,016,465
Goodwill and intangible assets, net	5,343,684	5,394,158	5,455,210
Operating lease right-of-use assets	1,227,462	1,247,056	1,426,706
Other assets	1,021,048	1,071,137	1,087,832
Total assets	$13,211,753	$13,342,208	$13,550,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$827,380	$335,462	$8,091
Current portion of long-term debt	1,058	501,051	1,001,030
Accounts payable	1,022,755	562,992	534,803
Accrued liabilities	1,612,804	1,915,892	1,527,522
Total current liabilities	3,463,997	3,315,397	3,071,446
Long-term debt	4,468,399	4,584,261	4,726,234
Operating lease liabilities	1,006,274	1,023,759	1,192,792
Other liabilities	920,590	888,436	1,285,849
Total liabilities	9,859,260	9,811,853	10,276,321
Stockholders' equity	3,352,493	3,530,355	3,274,030
Total liabilities and stockholders' equity	$13,211,753	$13,342,208	$13,550,351

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended June
	2022	2021
Operating activities
Net income (loss)	$(55,960)	$324,245
Income from discontinued operations, net of tax	—	170,273
Income (loss) from continuing operations, net of tax	(55,960)	153,972
Depreciation and amortization	66,754	68,050
Reduction in the carrying amount of right-of-use assets	93,337	104,930
Other adjustments	(462,451)	(252,034)
Cash provided (used) by operating activities - continuing operations	(358,320)	74,918
Cash provided by operating activities - discontinued operations	—	6,090
Cash provided (used) by operating activities	(358,320)	81,008
Investing activities
Proceeds from sale of businesses, net of cash sold	—	616,529
Capital expenditures	(52,657)	(93,218)
Software purchases	(26,907)	(21,006)
Other, net	10,045	7,048
Cash provided (used) by investing activities - continuing operations	(69,519)	509,353
Cash used by investing activities - discontinued operations	—	(525)
Cash provided (used) by investing activities	(69,519)	508,828
Financing activities
Contingent consideration payment	(56,976)	—
Net decrease from short-term borrowings and long-term debt	(8,344)	(3,226)
Cash dividends paid	(194,135)	(192,131)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	(1,766)	20,910
Cash used by financing activities	(261,221)	(174,447)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(58,988)	10,003
Net change in cash, cash equivalents and restricted cash	(748,048)	425,392
Cash, cash equivalents and restricted cash – beginning of year	1,277,082	851,205
Cash, cash equivalents and restricted cash – end of period	$529,034	$1,276,597

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended June		% Change	% Change Constant Currency (a)
	2022	2021
Segment revenues
Outdoor	$768,624	$617,754	24%	31%
Active	1,253,945	1,302,068	(4)%	0%
Work	238,878	274,735	(13)%	(11)%
Other (b)	148	—	*	*
Total segment revenues	$2,261,595	$2,194,557	3%	7%
Segment profit (loss)
Outdoor	$(46,851)	$(71,747)
Active	214,031	270,862
Work	35,002	41,004
Other (b)	(225)	(282)
Total segment profit	201,957	239,837
Corporate and other expenses	(233,309)	(27,912)
Interest, net	(31,262)	(32,775)
Income (loss) from continuing operations before income taxes	$(62,614)	$179,150

(a) Refer to constant currency definition on the following pages.

(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products and sourcing activities related to transition services.

* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended June 2022
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$768,624	$39,209	$807,833
Active	1,253,945	52,074	1,306,019
Work	238,878	4,484	243,362
Other	148	—	148
Total segment revenues	$2,261,595	$95,767	$2,357,362
Segment profit (loss)
Outdoor	$(46,851)	$(116)	$(46,967)
Active	214,031	12,042	226,073
Work	35,002	549	35,551
Other	(225)	(10)	(235)
Total segment profit	201,957	12,465	214,422
Corporate and other expenses	(233,309)	(892)	(234,201)
Interest, net	(31,262)	—	(31,262)
Income (loss) from continuing operations before income taxes	$(62,614)	$11,573	$(51,041)
Diluted earnings per share growth	(137)%	7%	(130)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2022
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2022	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Pension Settlement Charge (c)	Adjusted
Revenues	$2,261,595	$—	$—	$—	$2,261,595

Gross profit	1,218,613	—	5,081	—	1,223,694
Percent	53.9%				54.1%

Operating income	63,362	331	13,778	—	77,471
Percent	2.8%				3.4%

Diluted earnings (loss) per share from continuing operations (d)	(0.14)	—	0.03	0.20	0.09

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. ("Supreme") for the three months ended June 2022. Transaction and deal related activities include integration costs of $0.3 million for the three months ended June 2022. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the three months ended June 2022.

(b) Specified strategic business decisions for the three months ended June 2022 include costs related to VF's business model transformation of $6.0 million in the three months ended June 2022, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $7.8 million in the three months ended June 2022. The specified strategic business decisions resulted in a net tax benefit of $2.2 million in the three months ended June 2022.

(c) A pension settlement charge of $91.8 million was recorded in the 'Other income (expense), net' line item in the three months ended June 2022. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company. The pension settlement charge resulted in a net tax benefit of $13.8 million in the three months ended June 2022, related to the impact of the settlement charge on the interim tax rate calculation.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 388,396,000 weighted average common shares for the three months ended June 2022.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions and a pension settlement charge. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2021
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2021	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$2,194,557	$—	$—	$2,194,557

Gross profit	1,239,006	—	6,201	1,245,207
Percent	56.5%			56.7%

Operating income	202,884	(68,596)	14,124	148,412
Percent	9.2%			6.8%

Diluted earnings per share from continuing operations (c)	0.39	(0.15)	0.03	0.27

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. ("Supreme") for the three months ended June 2021. Transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $73.0 million and integration costs of $4.4 million for the three months ended June 2021. The transaction and deal related activities resulted in a net tax expense of $9.5 million in the three months ended June 2021, primarily related to the impact of the decrease in the estimated fair value of the contingent consideration liability on the interim tax rate calculation.

(b) Specified strategic business decisions for the three months ended June 2021 include costs related to VF's business model transformation of $1.5 million in the three months ended June 2021, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $8.5 million in the three months ended June 2021. Specified strategic business decisions also include cost optimization activities and other charges indirectly related to the divestiture of the Occupational Workwear business, which totaled $4.1 million during the three months ended June 2021. The specified strategic business decisions resulted in a net tax benefit of $2.2 million in the three months ended June 2021.

(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 394,128,000 weighted average common shares for the three months ended June 2021.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs and activity related to specified strategic business decisions. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 4 Brand Revenue Information
(Unaudited)

	Three Months Ended June 2022
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global
Vans®
% change	3%	(9)%	(38)%	(7)%
% change constant currency*	3%	2%	(35)%	(4)%
The North Face®
% change	39%	28%	13%	31%
% change constant currency*	39%	43%	16%	37%
Timberland®
% change	(4)%	27%	23%	8%
% change constant currency*	(4)%	43%	30%	14%
Dickies®
% change	(17)%	15%	(12)%	(15)%
% change constant currency*	(17)%	30%	(6)%	(13)%
*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended June 2022
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	6%	7%
EMEA	10%	24%
APAC	(20)%	(15)%
Greater China	(33)%	(30)%
International	(1)%	9%
Global	3%	7%

	Three Months Ended June 2022
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	13%	18%
Direct-to-consumer	(7)%	(3)%
Digital	(18)%	(14)%

	As of June
	2022	2021
DTC Store Count
Total	1,297	1,364

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.

Contacts

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com